UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2007

Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           47-0654575
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                                                     75056
(Address of principal executive offices)                                                                                     (Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a letter dated December 17, 2007, Nasdaq notified Pizza Inn, Inc. (the “Company”) that, by virtue of the election of W.C. Hammett, Jr. to the Company’s board of directors at the Company’s annual shareholders’ meeting on December 13, 2007 and Mr. Hammett’s subsequent appointment to the board’s audit committee, the Company has regained compliance with NASDAQ Marketplace Rule 4350(d)(2) and Marketplace Rule 4200(a)(15) and accordingly Nasdaq’s listing standards.  A copy of the letter is furnished as Exhibit 99.1 to this Form 8-K.

As previously disclosed, in a letter dated March 19, 2007, Nasdaq notified the Company that the it would have until the earlier of its next annual shareholders meeting or December 13, 2007 to add an additional member to its audit committee in order to regain compliance with the audit committee composition requirements set forth in Nasdaq Marketplace Rule 4350(d).  The March 19 letter superceded an earlier Nasdaq staff deficiency letter dated January 8, 2007 in which Nasdaq notified the Company that, due to a vacancy on its audit committee following its 2006 annual meeting, the Company was not in compliance with Marketplace Rule 4350(d) and that the Company would have until April 16, 2007 to regain compliance.

The Company’s Proxy Statement for its 2007 shareholders’ meeting had listed Jim Zielke as a member of the board’s audit committee.  Mr. Zielke was, however, simply an observer and not a member of the committee.  The Company clarified this in a discussion with Nasdaq on or about November 29, 2007 and in subsequent correspondence.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 13, 2007, the Company’s board of directors appointed Charles R. Morrison, 39, to serve as President and Chief Executive Officer.  Mr. Morrison was previously appointed Chief Financial Officer of the Company in January 2007 and Interim President and Chief Executive Officer in August 2007.  Prior to joining the Company, Mr. Morrison was with Metromedia Restaurant Group from 2004 through 2006, serving as President for Steak and Ale and The Tavern Restaurants and also previously serving as Chief Financial Officer for Steak and Ale and Ponderosa Restaurants, which were each divisions of Metromedia.  Prior to that, he was Vice President of Finance for Kinko’s, Inc.

In connection with Mr. Morrison’s promotion, Mr. Morrison’s employment arrangement with the Company, as set forth in his Employment Letter dated January 31, 2007, was modified to increase his annual salary to $275,000 and his bonus opportunity for the third and fourth quarters of fiscal year 2008 to 50% of his salary. In addition, Mr. Morrison will also be granted 50,000 non qualified stock options under the Company’s employee incentive stock option plan on terms generally consistent with prior grants.  All other terms of Mr. Morrison’s Employment Letter will remain the same.

Item 8.01	Other Events

On December 14, 2007, the Company issued a press release announcing the appointment of Mr. Morrison as President and Chief Executive Officer of the Company.  A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	NASDAQ Letter, dated December 17, 2007 (furnished herewith)

99.2	Press Release dated December 14, 2007 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Pizza Inn, Inc.

      Date:  December 19, 2007                                                                      By: \s\ Charles R. Morrison
                                                Charles R. Morrison
                                                President and CEO (Principal Executive Officer)

INDEX OF EXHIBITS
Exhibit No.	Description of Exhibit

99.1	NASDAQ Letter, dated December 17, 2007 (furnished herewith)

99.2	Press Release dated December 14, 2007 (furnished herewith)